THOMPSON  ATLANTA  BRUSSELS   CINCINNATI   CLEVELAND   COLUMBUS    DAYTON  NEW YORK  WASHINGTON, D.C.

HINE

April 24, 2006

Northern Lights Fund Trust

c/o Gemini Fund Services, LLC

4020 South 147th Street, Suite 2

Omaha, Nebraska 68137

            Re:       Northern Lights Fund Trust  - File Nos. 333-122917 and 811-21720

Gentlemen:

            We hereby consent to all references to our firm in Post-Effective Amendment No. 11 under the Securities Act of 1933, Post-Effective Amendment No. 12 under the Investment Company Act of 1940, to the Northern Lights Fund Trust Registration Statement.

Very truly yours,

THOMPSON HINE LLP